UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2011

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 247-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 3, 2011, Strayer Education, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2011.  A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information contained in this current report on Form 8-K, including Exhibit 99.1, is deemed furnished under this Item, and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2011, the Board of Directors of the Company increased the number of directors constituting the whole Board from 10 to 11 and, upon recommendation of the Nominating and Corporate Governance Committee, appointed Karl McDonnell to the Company’s Board of Directors to fill the newly created directorship.  Mr. McDonnell is the Company’s President and Chief Operating Officer and has served in those positions since 2006.

There are no understandings or arrangements between Mr. McDonnell and any other person pursuant to which Mr. McDonnell was selected as a director. There have been no transactions between the Company and Mr. McDonnell of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.

Dr. Sondra Stallard, a named executive officer of the Company, retired as President of Strayer University effective October 31, 2011, and was appointed President Emerita and Director of Accreditation and Regulatory Affairs.  Dr. Michael Plater was named Interim President of Strayer University.

Item 9.01.	Financial Statements and Exhibits.
(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

99.1	Press Release, dated November 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.

Date:	November 3, 2011	By:	/s/ Mark C. Brown
Mark C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 3, 2011